EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member
Lyric Health Care, LLC

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

     Our report dated April 22, 1998 refers to a change in accounting method, in 1996, from deferring and amortizing pre-opening costs of medical specialty units to recording them as expenses when incurred.

                                                          KPMG Peat Marwick LLP

Baltimore, Maryland
April 27, 1998